EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements No. , 333-70085, 333-88038, 333-118559, on Form S-3 and Registration Statements No. 333-68755, 333-69385, 333-91347, 333-92437, 333-32448, 333-37918, 333-39184, 333-42498, 333-42728, 333-48224, 333-48262, 333-44094, 333-54646, 333-54672, 333-68724, 333-70420, 333-73858, 333-86838, 333-86868, 333-97539, 333-111211, 333-113395, 333-113399, 333-113595, 333-115983, 333-121284, 333-121285, 333-121286, 333-123356, 333-129676, 333-129679, 333-130209, 333-139546, 33-139547, 333-139548, 333-149038, 333-149039 and 333-149043 on Form S-8 of our reports dated November 25, 2009, relating to the consolidated financial statements and financial statement schedule of Conexant Systems, Inc., and the effectiveness of Conexant Systems, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Conexant Systems, Inc. for the year ended October 2, 2009.
/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
November 25, 2009